EXHIBIT 21.1



                         Subsidiaries of the Registrant


                           -        Image Sciences, Inc.
                                    Texas
                                    100% owned


                           -        FormMaker Software, Inc.
                                    Georgia
                                    100% owned


                           -        EZPower Systems, Inc.
                                    Delaware
                                    100% owned


                           -        Maitland Software, Inc.
                                    Maine
                                    100% owned


                           -        Docucorp Europe Ltd
                                    London, England
                                    100% owned